SCHEDULE 14A
                                 (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|

Check the appropriate box:

|_|  Preliminary Proxy Statement           |_|  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-12


                            POST PROPERTIES, INC.
               (Name Of Registrant As Specified In Its Charter)

                                JOHN A. WILLIAMS
                                  ROY E. BARNES
                             FRANCIS L. BRYANT, JR.
                                 PAUL J. DOLINOY
                                THOMAS J.A. LAVIN
                                GEORGE R. PUSKAR
                                EDWARD LOWENTHAL
                                 CRAIG G. VOUGHT
                             WILLIAM A. PARKER, JR.
                                   J.C. SHAW
   (Name Of Person(s) Filing Proxy Statement, If Other Than The Registrant)


Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:
   (2) Aggregate number of securities to which transaction applies:
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   (4) Proposed maximum aggregate value of transaction:
   (5) Total fee paid:

|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:
   (2) Form, Schedule or Registration Statement No.:
   (3) Filing Party:
   (4) Date Filed:

Contacts:
Media                                     Investors
Jeremy Fielding/Kimberly Kriger           Larry Dennedy/Bob Marese
Kekst and Company                         MacKenzie Partners, Inc.
212-521-4800                              212-929-5500


                JOHN WILLIAMS, ED LOWENTHAL AND GEORGE PUSKAR
                              COMMENT ON ISS REPORT

ATLANTA, May 13, 2003 - John A. Williams and Edward Lowenthal, President and Chief Executive Officer designate, and George Puskar, independent director nominee and proposed non-executive Chairman of Post Properties, Inc. (NYSE:
PPS), today issued the following statement regarding the Institutional Shareholder Services (ISS) report on the proxy contest to elect an independent slate of directors to the Post Properties Board of Directors:

"While we disagree with ISS's conclusion, we note that ISS itself says in its report:

      A capital event such as the sale of the company is more likely if [Mr.
      Williams] wins.... [H]e has put together a very experienced team of director nominees.

"Since the day of the GID offer, Post's stock has risen from $22.95 per share to a recent high of $26.64 per share. In our opinion, Post shareholders clearly want a sale of the company to be fully explored. Moreover, we continue to believe that the election of the independent director nominees, and the adoption of their platform for enhancing shareholder value, is the right choice, and the best decision, for all Post Properties shareholders.

"Shareholders who are satisfied with the status quo can reelect the incumbent directors. Those who want a Board committed to exploring all alternatives for value creation should vote for our nominees, who will make the changes necessary to enhance shareholder value."

Mr. Puskar said, "Ultimately, the only decision-makers in this contest are the shareholders of Post Properties, and we continue to be encouraged by the support for our slate and its platform that many of them have expressed. Every vote is important in this critical election. We urge all shareholders to vote their GOLD proxy card for a new independent Board and, in turn, for a new Chairman, a new Chief Executive Officer, and a new and firm commitment to value enhancement for all Post Properties shareholders."

You may obtain a free copy of Mr. Williams' proxy statement and other relevant documents by calling MacKenzie Partners, Inc. toll-free at (800) 322-2885 or
(212) 929-5500 or by email at PROXY@MACKENZIEPARTNERS.COM. Mr. Williams' proxy statement, which has been mailed to Post Properties Shareholders and other filings and information related to his solicitation can be found at WWW.POSTSHAREHOLDERS.COM

Note: Permission to use quotation from ISS Report was neither sought nor obtained.
                                    # # #